Exhibit 99.1
Qualys Announces Second Quarter 2024 Financial Results
Revenue Growth of 8% Year-Over-Year
GAAP EPS: $1.17; Non-GAAP EPS: $1.52
FOSTER CITY, Calif., – August 6, 2024 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2024. For the quarter, the Company reported revenues of $148.7 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $43.8 million, non-GAAP net income of $56.9 million, Adjusted EBITDA of $69.9 million, GAAP net income per diluted share of $1.17, and non-GAAP net income per diluted share of $1.52.
“We delivered a strong quarter of rapid innovation on the Qualys Enterprise TruRisk Platform, reflecting our ongoing commitment to extend our technology leadership and customer success,” said Sumedh Thakar, president and CEO of Qualys. “Our comprehensive multi-sensor architecture and rapid innovation engine underscore our growing thought leadership and the value proposition we deliver to customers seeking to transform, consolidate, and fortify their security posture. We believe Qualys has created strong competitive differentiation and is strategically well positioned as the foundational risk management platform for the future with multiple avenues to drive sustainable long-term growth.”
Second Quarter 2024 Financial Highlights
Revenues: Revenues for the second quarter of 2024 increased by 8% to $148.7 million compared to $137.2 million for the same quarter in 2023.
Gross Profit: GAAP gross profit for the second quarter of 2024 increased by 11% to $122.3 million compared to $110.5 million for the same quarter in 2023. GAAP gross margin was 82% for the second quarter of 2024 compared to 81% for the same quarter in 2023. Non-GAAP gross profit for the second quarter of 2024 increased by 11% to $124.9 million compared to $113.0 million for the same quarter in 2023. Non-GAAP gross margin was 84% for the second quarter of 2024 compared to 82% for the same quarter in 2023.
Operating Income: GAAP operating income for the second quarter of 2024 increased by 12% to $48.1 million compared to $42.8 million for the same quarter in 2023. As a percentage of revenues, GAAP operating income was 32% for the second quarter of 2024 compared to 31% for the same quarter in 2023. Non-GAAP operating income for the second quarter of 2024 increased by 11% to $65.9 million compared to $59.6 million for the same quarter in 2023. As a percentage of revenues, non-GAAP operating income was 44% for the second quarter of 2024 compared to 43% for the same quarter in 2023.
Net Income: GAAP net income for the second quarter of 2024 increased by 24% to $43.8 million, or $1.17 per diluted share, compared to $35.4 million, or $0.95 per diluted share, for the same quarter in 2023. As a percentage of revenues, GAAP net income was 29% for the second quarter of 2024 compared to 26% for the same quarter in 2023. Non-GAAP net income for the second quarter of 2024 was $56.9 million, or $1.52 per diluted share, compared to $47.5 million, or $1.27 per diluted share, for the same quarter in 2023. As a percentage of revenues, non-GAAP net income was 38% for the second quarter of 2024 compared to 35% for the same quarter in 2023.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2024 increased by 6% to $69.9 million compared to $65.8 million for the same quarter in 2023. As a percentage of revenues, Adjusted EBITDA was 47% for the second quarter of 2024 compared to 48% for the same quarter in 2023.
Operating Cash Flow: Operating cash flow for the second quarter of 2024 decreased by 3% to $49.8 million compared to $51.5 million for the same quarter in 2023. As a percentage of revenues, operating cash flow was 34% for the second quarter of 2024 compared to 38% for the same quarter in 2023.

Second Quarter 2024 Business Highlights
•Reinforced Qualys' commitment to the Managed Security Service Provider (MSSP) channel by launching a new global MSSP portal to streamline partner operations with a single-user interface that helps accelerate client acquisition and growth.
•Delivered CyberSecurity Asset Management 3.0 with significant External Attack Surface Management (EASM) enhancements for an accurate, real-time view of asset inventory that reduces false positives.
•Qualys’ VMDR was named the best vulnerability management solution by the prestigious SC Awards Europe.
•Expanded our focus on the government sector by accelerating support for federal zero-trust strategies through automated asset visibility and attack surface risk management aligning with the Federal Information Security Modernization Act (FISMA) guidelines. Additionally, Qualys hosted more than 200 attendees at its first Public Sector Cyber Risk Conference in Washington, D.C., with notable speakers from the public sector.
•Introduced Qualys' Containerized Scanner Appliance (QCSA) providing agility, flexibility, scalability, isolation, and standardization of Docker containers, an invaluable tool for modern IT environments.
•Expanded File Integrity Monitoring (FIM) to support network devices, providing customers with comprehensive tracking of file and folder changes, as well as critical file access. This includes real-time File Access Monitoring and Agentless FIM to help organizations achieve Payment Card Industry - Data Security Standard (PCI DSS) 4.0 compliance.
Financial Performance Outlook
Based on information as of today, August 6, 2024, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2024. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Third Quarter 2024 Guidance: Management expects revenues for the third quarter of 2024 to be in the range of $149.8 million to $151.8 million, representing 5% to 7% growth over the same quarter in 2023. GAAP net income per diluted share is expected to be in the range of $0.85 to $0.93, which assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $1.28 to $1.36, which assumes a non-GAAP effective income tax rate of 21%. Third quarter 2024 net income per diluted share estimates are based on approximately 37.4 million weighted average diluted shares outstanding for the quarter.
Full Year 2024 Guidance: Management now expects revenues for the full year of 2024 to be in the range of $597.5 million to $601.5 million, representing 8% growth over 2023. This compares to the previous guidance range of $601.5 million to $608.5 million. GAAP net income per diluted share is expected to be in the range of $3.85 to $4.01, up from the previous guidance range of $3.26 to $3.50. This assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $5.46 to $5.62, up from the previous guidance range of $5.06 to $5.30. This assumes a non-GAAP effective income tax rate of 21%. Full year 2024 net income per diluted share estimates are based on approximately 37.5 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the third quarter and full year 2024 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2024. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its second quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, August 6, 2024. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Vice President, Investor Relations and Corporate Development
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2024; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2024. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2024 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$148,708	$137,209	$294,513	$267,892
Cost of revenues (1)	26,415	26,662	53,613	53,616
Gross profit	122,293	110,547	240,900	214,276
Operating expenses:
Research and development (1)	27,119	27,424	54,649	55,219
Sales and marketing (1)	32,146	26,241	61,554	51,869
General and administrative (1)	14,960	14,055	31,868	29,183
Total operating expenses	74,225	67,720	148,071	136,271
Income from operations	48,068	42,827	92,829	78,005
Other income (expense), net:
Interest income	6,703	3,809	12,826	6,206
Other expense, net	(587)	(959)	(1,986)	(1,175)
Total other income, net	6,116	2,850	10,840	5,031
Income before income taxes	54,184	45,677	103,669	83,036
Income tax provision	10,412	10,295	20,166	18,549
Net income	$43,772	$35,382	$83,503	$64,487
Net income per share:
Basic	$1.19	$0.96	$2.26	$1.75
Diluted	$1.17	$0.95	$2.22	$1.72
Weighted average shares used in computing net income per share:
Basic	36,915	36,842	36,935	36,954
Diluted	37,464	37,435	37,594	37,551
(1) Includes stock-based compensation as follows:
Cost of revenues	$1,866	$1,717	$3,886	$3,309
Research and development	5,160	5,103	10,463	10,063
Sales and marketing	3,632	2,897	7,371	5,351
General and administrative	6,428	6,288	14,397	13,315
Total stock-based compensation, net of amounts capitalized	$17,086	$16,005	$36,117	$32,038

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$281,205	$203,665
Restricted cash	—	1,500
Short-term marketable securities	112,004	221,893
Accounts receivable, net	109,584	146,226
Prepaid expenses and other current assets	31,266	26,714
Total current assets	534,059	599,998
Long-term marketable securities	162,058	56,644
Property and equipment, net	27,758	32,599
Operating leases - right of use asset	44,100	22,391
Deferred tax assets, net	70,433	62,761
Intangible assets, net	8,172	9,715
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	21,373	19,863
Total assets	$876,600	$812,618
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,277	$988
Accrued liabilities	36,095	43,096
Deferred revenues, current	324,334	333,267
Operating lease liabilities, current	10,123	11,857
Total current liabilities	371,829	389,208
Deferred revenues, noncurrent	28,812	31,671
Operating lease liabilities, noncurrent	40,437	16,885
Other noncurrent liabilities	7,727	6,680
Total liabilities	448,805	444,444
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	623,939	597,921
Accumulated other comprehensive loss	(534)	(1,704)
Accumulated deficit	(195,647)	(228,080)
Total stockholders’ equity	427,795	368,174
Total liabilities and stockholders’ equity	$876,600	$812,618

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flow from operating activities:
Net income	$83,503	$64,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	10,019	14,446
Provision for credit losses	277	160
Loss on non-marketable securities	—	533
Stock-based compensation, net of amounts capitalized	36,117	32,038
Accretion of discount on marketable securities, net	(3,520)	(1,412)
Deferred income taxes	(8,165)	(9,122)
Changes in operating assets and liabilities:
Accounts receivable	36,365	(3,277)
Prepaid expenses and other assets	(4,489)	(7,450)
Accounts payable	229	(813)
Accrued liabilities and other noncurrent liabilities	(3,215)	8,736
Deferred revenues	(11,792)	20,002
Net cash provided by operating activities	135,329	118,328
Cash flow from investing activities:
Purchases of marketable securities	(191,812)	(159,392)
Sales and maturities of marketable securities	198,250	167,120
Purchases of property and equipment	(3,077)	(5,455)
Net cash provided by investing activities	3,361	2,273
Cash flow from financing activities:
Repurchase of common stock	(53,017)	(108,817)
Proceeds from exercise of stock options	5,970	7,148
Payments for taxes related to net share settlement of equity awards	(17,711)	(9,494)
Proceeds from issuance of common stock through employee stock purchase plan	3,608	2,988
Payment of acquisition-related holdback	(1,500)	—
Net cash used in financing activities	(62,650)	(108,175)
Net increase in cash, cash equivalents and restricted cash	76,040	12,426
Cash, cash equivalents and restricted cash at beginning of period	206,365	176,419
Cash, cash equivalents and restricted cash at end of period	$282,405	$188,845

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$43,772	$35,382	$83,503	$64,487
Net income as a percentage of revenues	29%	26%	28%	24%
Depreciation and amortization of property and equipment	4,009	6,230	8,476	12,902
Amortization of intangible assets	771	772	1,543	1,544
Income tax provision	10,412	10,295	20,166	18,549
Stock-based compensation	17,086	16,005	36,117	32,038
Total other income, net	(6,116)	(2,850)	(10,840)	(5,031)
Adjusted EBITDA	$69,934	$65,834	$138,965	$124,489
Adjusted EBITDA as a percentage of revenues	47%	48%	47%	46%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Cost of revenues	$26,415	$26,662	$53,613	$53,616
Less: Stock-based compensation	(1,866)	(1,717)	(3,886)	(3,309)
Less: Amortization of intangible assets	(746)	(747)	(1,493)	(1,494)
Non-GAAP Cost of revenues	$23,803	$24,198	$48,234	$48,813
GAAP Gross profit	$122,293	$110,547	$240,900	$214,276
Plus: Stock-based compensation	1,866	1,717	3,886	3,309
Plus: Amortization of intangible assets	746	747	1,493	1,494
Non-GAAP Gross Profit	$124,905	$113,011	$246,279	$219,079
GAAP Research and development	$27,119	$27,424	$54,649	$55,219
Less: Stock-based compensation	(5,160)	(5,103)	(10,463)	(10,063)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)
Non-GAAP Research and development	$21,934	$22,296	$44,136	$45,106
GAAP Sales and marketing	$32,146	$26,241	$61,554	$51,869
Less: Stock-based compensation	(3,632)	(2,897)	(7,371)	(5,351)
Non-GAAP Sales and marketing	$28,514	$23,344	$54,183	$46,518
GAAP General and administrative	$14,960	$14,055	$31,868	$29,183
Less: Stock-based compensation	(6,428)	(6,288)	(14,397)	(13,315)
Non-GAAP General and administrative	$8,532	$7,767	$17,471	$15,868
GAAP Operating expenses	$74,225	$67,720	$148,071	$136,271
Less: Stock-based compensation	(15,220)	(14,288)	(32,231)	(28,729)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)
Non-GAAP Operating expenses	$58,980	$53,407	$115,790	$107,492
GAAP Income from operations	$48,068	$42,827	$92,829	$78,005
Plus: Stock-based compensation	17,086	16,005	36,117	32,038
Plus: Amortization of intangible assets	771	772	1,543	1,544
Non-GAAP Income from operations	$65,925	$59,604	$130,489	$111,587
GAAP Net income	$43,772	$35,382	$83,503	$64,487
Plus: Stock-based compensation	17,086	16,005	36,117	32,038
Plus: Amortization of intangible assets	771	772	1,543	1,544
Less: Tax adjustment	(4,717)	(4,704)	(9,513)	(9,440)
Non-GAAP Net income	$56,912	$47,455	$111,650	$88,629
GAAP Net income per share:
Basic	$1.19	$0.96	$2.26	$1.75
Diluted	$1.17	$0.95	$2.22	$1.72
Non-GAAP Net income per share:
Basic	$1.54	$1.29	$3.02	$2.40
Diluted	$1.52	$1.27	$2.97	$2.36
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,915	36,842	36,935	36,954
Diluted	37,464	37,435	37,594	37,551

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
GAAP Cash flows provided by operating activities	$135,329	$118,328
Less:
Purchases of property and equipment, net of proceeds from disposal	(3,077)	(5,455)
Non-GAAP Free cash flows	$132,252	$112,873

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,
	2024	2023
GAAP Revenue	$148,708	$137,209
GAAP Revenue growth compared to same quarter of prior year	8%	14%
Plus: Current deferred revenue at June 30	324,334	302,446
Less: Current deferred revenue at March 31	(332,128)	(296,516)
Non-GAAP Calculated current billings	$140,914	$143,139
Calculated current billings growth compared to same quarter of prior year	(2%)	11%